As filed with the Securities and Exchange Commission on September 23, 2005
Registration No. 333-______

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Key Technology, Inc.

(Exact name of registrant as specified in its charter)

Oregon	93-0822509
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

150 Avery Street
Walla Walla, Washington	99362
(Address of principal executive offices)	(Zip Code)

2003 Restated Employees' Stock Incentive Plan
(Full title of the plan)

Kirk W. Morton
150 Avery Street
Walla Walla, Washington 99362
(509) 529-2161
(Name, address and telephone number of agent for service)

Copies to:

Thomas P. Palmer
Tonkon Torp LLP
1600 Pioneer Tower
888 S.W. Fifth Avenue
Portland, Oregon 97204
(503) 221-1440

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value	128,125 shares(2)	$14.00(5)	$1,793,750	$211.12
Common Stock, no par value	52,500 shares(3)	$13.79(6)	$723,975	$85.21
Common Stock, no par value	41,000 shares(4)	$22.50	$922,500(7)	$108.58
Common Stock, no par value	36,400 shares(4)	$17.00	$618,800(7)	$72.83
Common Stock, no par value	5,000 shares(4)	$12.00	$60,000(7)	$7.06
Common Stock, no par value	36,500 shares(4)	$11.75	$428,875(7)	$50.48
Common Stock, no par value	5,000 shares(4)	$8.25	$41,250 (7)	$4.85
Common Stock, no par value	10,000 shares(4)	$9.13	$91,300(7)	$10.75
Common Stock, no par value	2,500 shares(4)	$7.56	$18,900(7)	$2.22
Common Stock, no par value	12,500 shares(4)	$8.00	$100,000(7)	$11.77

Common Stock, no par value	10,000 shares(4)	$2.51	$25,100(7)	$2.95
Common Stock, no par value	2,500 shares(4)	$3.30	$8,250(7)	$0.97
Common Stock, no par value	20,500 shares(4)	$3.00	$61,500(7)	$7.24
Common Stock, no par value	15,000 shares(2)(4)	$5.62(7)	$84,300(7)	$9.92
Common Stock, no par value	14,500 shares(4)	$9.70	$140,650(7)	$16.55
Common Stock, no par value	20,000 shares(4)	$10.20	$204,000(7)	$24.01
Common Stock, no par value	20,000 shares(4)	$15.55	$311,000(7)	$36.60
Common Stock, no par value	5,000 shares(4)	$11.22	$56,100(7)	$60.60
Common Stock, no par value	25,000 shares(4)	$9.64	$241,000(7)	$28.37
Total	462,025 shares		$5,931,250	$752.08

(1)    There are also registered an undetermined number of additional shares of common stock that may become available for purchase in accordance with the provisions of the Plan in the event of any future change in the outstanding shares of common stock as a result of a stock dividend, stock split or similar adjustment.

(2)    This filing registers an additional 100,000 shares of common stock of Key Technology, Inc. (the "Company") reserved for issuance under the Company's 2003 Restated Employees' Stock Incentive Plan (the "Plan"). This filing also registers 28,125 shares of the Company's common stock relating to reofferings of common stock by certain Company directors and officers who may be deemed affiliates who hold control securities. Such common stock was acquired from time to time in connection with the exercise of stock options granted under the Plan to the directors and officers. The terms "affiliates" and "control securities" are as defined by Rule 144 and Rule 405 under the Securities Act of 1933, as amended (the "Securities Act").

(3)    This filing also registers resales of 52,500 shares of restricted common stock issued by the Company pursuant to the Plan prior to the filing of this registration statement.

(4)    This filing also registers 281,400 shares of the Company's common stock relating to reofferings of common stock by certain Company directors and officers who may be deemed affiliates who hold control securities. Such common stock may be acquired from time to time in connection with the exercise of stock options granted under the Plan to the directors and officers. The terms "affiliates" and "control securities" are as defined by Rule 144 and Rule 505 under the Securities Act.

(5)    The offering price of $14.00 per share was the average of the high and low prices of the Company's common stock on September 20, 2005 on the Nasdaq National Market. The aggregate offering price is estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c).

(6)    The price of $13.79 per share was the average of the high and low sales prices of the common stock on the Nasdaq National Market on September 6, 2005, when the restricted shares were granted under the Plan. The aggregate offering price is calculated pursuant to Rule 457(h)(1) based upon the actual aggregate price of $723,975 for 52,500 shares of the Company's common stock issued under the Plan prior to the filing of this registration statement.

(7)    Computed pursuant to Rule 457(h)(1) based on the exercise price of the options granted pursuant to the Plan.

Explanatory Note

Key Technology, Inc. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), to register an additional 100,000 shares of common stock reserved for issuance under the Company's 2003 Restated Employees' Stock Incentive Plan (the "Plan").

On November 1, 1993, 250,000 shares of common stock under the Plan, then known as the 1989 Employees' Stock Option Plan, were registered on a Form S-8 filed with the Securities and Exchange Commission (Registration No. 33-71108). The Plan was amended in 1996 to increase the number of shares reserved under the Plan from 250,000 to 750,000 shares. The name of the Plan was changed at that time from the 1989 Employees' Stock Option Plan to the 1996 Employees' Stock Option Plan. The Plan was amended in 2000 to increase the number of shares reserved from 750,000 shares to 1,250,000 shares. On November 17, 2000, the 1,000,000 shares added to the Plan in 1996 and 2000 were registered on a Form S-8 (Registration No. 333-50130).

The name of the Plan was changed in 2004 from the 1996 Employees' Stock Option Plan to the 2003 Restated Employees' Stock Incentive Plan. The Plan was further amended at that time to extend its term through November 11, 2013, authorize grants of restricted stock awards, and authorize the Compensation Committee of the Board of Directors to extend the exercise period of an option following the death or disability of an employee, as well as to increase the number of shares authorized under the Plan by 100,000, bringing the aggregate total shares authorized under the Plan to 1,350,000.

This Registration Statement includes a reoffer prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. This reoffer prospectus may be used for reoffers of shares of restricted common stock and common stock acquired through the exercise of stock options defined as "control securities" and "restricted securities" under General Instruction C to Form S-8 (as that term is defined in Rule 144(a)(3) of the General Rules and Regulations under the Securities Act) pursuant to grants made under the Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The documents containing the information specified by Part I of this Registration Statement on Form S-8 will be sent or given to participants in the Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The Company will furnish without charge to each person to whom the prospectus is delivered, upon written or oral request, a copy of any and all of the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to: Gordon Wicher, Secretary, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362, telephone (509) 529-2161.

[Note: The reoffer prospectus referred to in the Explanatory Note follows this page.]

REOFFER PROSPECTUS

KEY TECHNOLOGY, INC.

This prospectus is being used in connection with the offering from time-to-time by certain directors and officers of Key Technology, Inc. (the "selling shareholders") or their successors in interest of shares of common stock (the "shares" or "common stock") of Key Technology, Inc. that the selling shareholders may acquire upon the exercise of stock options granted under Key Technology's 2003 Restated Employees' Stock Incentive Plan (the "Plan"). The Plan was originally known as the 1989 Employees' Stock Option Plan. Its name was changed in 1996 to the 1996 Employees' Stock Option Plan, and in 2004 its name was changed to the 2003 Restated Employees' Stock Incentive Plan. This prospectus is also being used to register resales of restricted securities issued to our affiliates pursuant to the Plan prior to the date of this prospectus. We will not receive any proceeds from the sale of shares covered by this prospectus. Unless the context clearly indicates otherwise, the terms "we," "us," "our" or the "Company" refer to Key Technology, Inc. and its operating subsidiaries.

Shares of common stock offered by selling shareholders	362,025

Offering price
The shares will be sold from time-to-time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. On September 20, 2005, the closing sales price of Key's common stock on the Nasdaq National Market was $14.09 per share.

Nasdaq National Market Symbol	KTEC

______________________________________________

The common stock involves a high degree of risk. See "Risk Factors" beginning on page 12.
______________________________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

______________________________________________

The date of this prospectus is September 23, 2005.

___________________________________

This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may request a copy of all documents that are incorporated by reference into this prospectus by writing or telephoning Key Technology at the following address: Attention: Gordon Wicher, Secretary, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362, telephone (509) 529-2161. Copies of all documents requested will be provided without charge (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus).

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and may not contain all the information that is important to you. Before making an investment decision, you should read carefully the entire document, including the "Risk Factors" section, and the information incorporated by reference.

Key Technology, Inc.

We are a worldwide supplier of process automation solutions to the food processing industry and other industries such as tobacco, plastics and pharmaceuticals. We design, manufacture, sell and service process automation systems that process product streams of discrete pieces to improve safety and quality. These systems integrate electro-optical automated inspection and sorting systems with process systems which include specialized conveying and preparation systems. The Company provides parts and service for each of its product lines to customers throughout the world.

Our customers use these systems to process a wide variety of products including fruits, vegetables, potatoes, snacks, cereals, nuts, meat, tobacco, recycled plastics and wood chips. The systems are able to inspect these products for subtle flaws in color, size and other stringent criteria. Our systems are also being utilized to inspect grains, dry beans, fresh-cut produce, coffee and pharmaceuticals. Our technology systems allow processors to improve quality, increase yield and reduce cost.

We are headquartered in Walla Walla, Washington and have additional manufacturing facilities in Oregon, Australia and the Netherlands. Regional sales and service offices are located in Australia, the Netherlands, Mexico and Walla Walla. In addition, our systems are sold through a worldwide network of sales representatives.

Our principal executive office is located at 150 Avery Street, Walla Walla, Washington 99362. Our telephone number is (509) 529-2161. Our website is located at http://www.key.net. Information contained on our website or any other website does not constitute a part of this prospectus.

Where You Can Find More Information

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may inspect and copy any document we file at the SEC's public reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may also purchase copies of our filings by writing to the Public Reference Section of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC's website at http://www.sec.gov.

Incorporation Of Certain Documents By Reference

This prospectus is part of a registration statement on Form S-8 that the Company filed with the SEC in accordance with the requirements of Part I of Form S-3 and General Instruction C of the instructions to Form S-8. The SEC allows this filing to "incorporate by reference" information that the Company previously filed with the SEC. This means the Company can disclose important information to you by referring you to other documents that it has filed with the SEC. The information that is incorporated by reference is considered part of this prospectus, except for any information furnished to be not filed with the SEC. Information that the Company files later will automatically update and may supersede this information. For further information about the Company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

(b)	The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005, and June 30, 2005;

(c)
The Company's Current Reports on Form 8-K filed on November 4, 2004, November 10, 2004, January 27, 2005, February 14, 2005, March 9, 2005, March 30, 2005, April 5, 2005, April 28, 2005, June 13, 2005, June 20, 2005, July 28, 2005, and September 12, 2005; and

(d)
The description of common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 24, 1993 by which the Company's common stock was registered under Section 12 of the Exchange Act, and the description of common stock incorporated therein by reference to the Registration Statement on Form S-1 (Registration No. 333-6194) filed with the Commission on May 24, 1993, as amended by Amendment No. 1 filed with the Commission on July 2, 1993 and Amendment No. 2 filed with the Commission on July 13, 1993 and declared effective on July 15, 1993, under the caption "Description of Capital Stock" therein.

All documents filed by the Company subsequent to those listed above with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (other than any report or portion thereof furnished to but not filed with the SEC), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of all documents that are incorporated by reference into this prospectus by writing or telephoning us at the following address and number: Attention: Gordon Wicher, Secretary, Key Technology, Inc., 150 Avery Street, Walla Walla, Washington 99362, telephone (509) 529-2161. We will provide copies of all documents requested (not including exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents or this prospectus) without charge.

Forward-Looking Information

This reoffer prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to expectations, beliefs and strategies regarding the future. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer, or various filings made by the Company with the Securities and Exchange Commission. These statements are only predictions that are based, in part, on assumptions involving judgments about future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various facts, including the risks outlined in the "Risk Factors" section. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We do not undertake to update any of the forward-looking statements after the date of this prospectus to conform these statements to actual results.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk. You should carefully consider the risk factors described below, together with all of the other information in this prospectus, before making an investment decision. The trading price of our securities could decline due to any of these risks and uncertainties, and you may lose all or part of your investment.

Adverse economic conditions in the food processing industry may adversely affect the Company's revenues.

The markets the Company serves, particularly the food processing industry, are experiencing variable economic conditions. In general, the food processing industry is not growing and is experiencing consolidation. Additionally, changing consumer dietary preferences, most notably in the potato market, have resulted in reduced or deferred capital equipment purchases for the Company's product lines supplying the potato processing industry. While the Company has reacted to these developments with applications directed to the growing fresh vegetable and fruit industries, continued loss of business in the potato industry will have a negative effect on the Company's sales and net earnings.

Competition and advances in technology may adversely affect sales and prices.

The markets for our products are highly competitive. Advances in technology may remove some barriers to market entry, enabling additional competitors to enter the Company's markets. Such additional competition could force the Company to reduce prices to remain competitive, and decrease the Company's profits, having a material adverse effect on the Company's business and financial condition. Important competitive factors in the Company's markets include price, performance, reliability, customer support and service. There can be no assurance that the Company will be able to continue to compete effectively in the future.

The Company's new products may not compete successfully in either existing or new markets.

The future success and growth of the Company is dependent upon its ability to develop, market and sell products and services in certain food processing markets as well as to introduce new products into other existing and potential markets. There can be no assurance the Company can successfully penetrate these potential markets or expand into new international markets with its current or new products.

The limited availability and possible cost fluctuations of materials used in the Company's products could adversely affect the Company's business.

Certain of the components, subassemblies and materials for the Company's products are obtained from single sources or a limited group of suppliers. Although the Company seeks to reduce dependence on sole or limited source suppliers, the partial or complete loss of certain of these sources could have an adverse effect on the Company's results of operations and customer relationships. In addition, certain basic materials, such as stainless steel, are used extensively in our product fabrication processes. Such basic materials may also be subject to worldwide shortages or price fluctuations related to the supply of or demand for raw materials, such as nickel, which are used in their production by the Company's suppliers. A significant increase in the price or decrease in the availability of one or more of these components, subassemblies or basic materials could also adversely affect the Company's results of operations. Although protected somewhat by supply contracts, the high price of stainless steel worldwide in fiscal 2004 resulted in higher component costs and reduced margins on certain product lines.

The Company's inability to protect its intellectual property may adversely affect the Company's competitive advantage.

The Company's competitive position may be affected by its ability to protect its proprietary technology. The Company has obtained certain patents and has filed a number of patent applications. The Company also anticipates filing applications for protection of its future products and technology. There can be no assurance that any such patents will provide meaningful protection for the Company's product innovations, or that the issuance of a patent will give the Company any material advantage over its competition in connection with any of its products. The Company may experience additional intellectual property risks in international markets where it may lack patent protection. The patent laws of other countries may differ from those of the U.S. as to the patentability of the Company's products and processes. Moreover, the degree of protection afforded by foreign patents may be different from that of U.S. patents.

Intellectual property-related litigation expenses and other costs resulting from infringement claims asserted against the Company or its customers by third parties may adversely affect the Company's results of operations and its customer relations.

The technologies used by the Company may infringe the patents or proprietary technology of others. In the past, the Company has been required to initiate litigation to protect its patents. The Company has experienced a direct infringement of its intellectual property rights in China and is presently working with the Chinese patent officials in an effort to protect the intellectual property rights regarding its tobacco sorter technology in that country. The cost of enforcing the Company's patent rights in lawsuits that it may bring against infringers or of defending itself against infringement charges by other patent holders or other third parties, including customers, may be high and could have an adverse effect on the Company's results of operations and its customer relations.

Certain users of the Company's products have received notice of patent infringement from the Lemelson Medical, Education and Research Foundation, Limited Partnership (the “Partnership”) alleging that their use of the Company's products may infringe certain patents transferred to the Partnership by the late Jerome H. Lemelson. Certain of these users have notified the Company that, in the event it is subsequently determined that their use of the Company's products infringes any of the Partnership’s patents, they may seek indemnification from the Company for damages or expenses resulting from this matter. The Company does not believe its products infringe any valid and enforceable claims of the Partnership’s patents.

Furthermore, the Partnership has stated that it is not the Company's products that infringe the Partnership’s patents, but rather the use of those products by our customers. The Company cannot predict the outcome of this matter nor any related litigation or other costs related to mitigation activities that may arise in the future, the effect of such litigation or mitigation activities on the financial results of the Company, or the effect upon its customer relations.

THIS OFFERING

Certain selling shareholders may offer and sell, from time to time, up to 362,025 shares of our common stock. These are shares that may be or have already been acquired by the selling shareholders upon the exercise of stock options granted to them pursuant to the Plan as of the date of this prospectus, and shares of restricted stock granted pursuant to the Plan to the selling shareholders prior to the filing of the registration statement of which this prospectus is a part. As of the date of this prospectus, options to purchase an aggregate of 309,525 shares of our common stock have been granted to the selling shareholders, and 52,500 shares of restricted common stock have been issued to the selling shareholders as detailed in the Selling Shareholders section below.

Options or shares of common stock may be issued under the Plan in amounts and to persons not presently known. Once the amounts and names are known, such persons, their holdings of common stock and certain other information may be included in a subsequent version of this prospectus. We will pay the expenses of preparing this prospectus and the related registration statement. All brokerage commissions and other expenses incurred in connection with sales by the selling shareholders will be borne by such selling shareholders.

We will not receive any of the proceeds from the sale of the shares covered by this prospectus. While we will receive sums upon any exercise of options by the selling shareholders, there are currently no plans for the application of such sums, other than for general corporate purposes. We cannot assure that any of such options will be exercised.

SELLING SHAREHOLDERS

The table below sets forth the following information regarding the beneficial ownership of common stock held by the selling shareholders as of September 7, 2005: (i) the name and position of each selling shareholder who may sell common stock pursuant to this prospectus; (ii) the number of shares of common stock owned by each selling shareholder as of the date of this prospectus; (iii) the number of shares of common stock offered hereunder, which includes both shares of restricted stock as well as shares of common stock which may be acquired or have already been acquired by the selling shareholders pursuant to the exercise of options granted to them under the Plan as of the date of this prospectus; and (iv) the amount and percentage of common stock to be owned by each such selling shareholder if such selling shareholder were to sell all of the shares of common stock which may offered pursuant to this prospectus. Options or shares of common stock may be issued under the Plan in amounts and to persons not presently known; when known, such persons, their holdings of common stock and certain other information may be included in a subsequent version of this prospectus.

Name and Position of Selling Security Holder	Number of Shares Owned Prior to Offering(1)	Number of Shares to be Offered(2)	Number of Shares Owned/Percentage After Offering(3)
Thomas C. Madsen, Chairman and Director	467,241	77,500(4)	397,241 / 7.4%
Kirk W. Morton, President, Chief Executive Officer and Director	95,500	65,000(5)	43,000 / *
Gordon C. Wicher, Senior Vice President Americas and Asia, Secretary and Director	253,271	67,500(6)	191,396 / 3.6%
Ronald W. Burgess, Senior Vice President and Chief Financial Officer	31,375	12,500(7)	18,875 / *
Craig T.J. Miller, Senior Vice President and General Manager of the Worldwide Aftermarket	30,000	12,500(8)	17,500 / *
John C. Boutsikaris, Vice President of Sales and Marketing	30,000	12,500(9)	17,500 / *
James D. Ruff, Managing Director of Key Technology B.V.	14,730	8,825(10)	7,905 / *
Steven J. Miner, Director of New Ventures	16,567	5,000(11)	13,317 / *
Meade M. Neal, Director of Research and Development	4,194	5,700(12)	244 / *
John E. Pelo, Director	34,500	40,000(13)	3,250 / *
Michael L. Shannon, Director	191,250	30,000(14)	170,000 / 3.2%
Charles H. Stonecipher, Director	1,250	10,000(15)	0 / *
Donald A. Washburn, Director	38,700	15,000(16)	31,200 / *
Total	1,208,578	362,025	N/A

* Less than one percent

(1)
For purposes of this table, the number of shares of common stock includes all shares of common stock that may be acquired upon the exercise of options or warrants that are exercisable within 60 days of the date of this prospectus.

(2)
For purposes of this table, the number of shares of common stock offered includes shares of common stock which would be owned if all options granted under the Plan as of the date of this prospectus were exercised. It also includes the number of shares of restricted stock granted to the security holder under the Plan prior to the date of this prospectus. It does not include shares of common stock which may be acquired upon the exercise of options that may be granted under the Plan in the future to the selling shareholders, which information is not currently known.

(3)	Applicable percentage of ownership is based on 5,325,549 shares of common stock outstanding on September 7, 2005.

(4)	The number of shares to be offered by Mr. Madsen is comprised of 77,500 shares underlying options granted under the Plan, 70,000 of which are exercisable within 60 days of September 7, 2005.

(5)
The number of shares to be offered by Mr. Morton is comprised of 30,000 shares underlying options granted under the Plan, 17,500 of which are exercisable within 60 days of September 7, 2005; 20,000 shares acquired from time-to-time in connection with the exercise of stock options granted under the Plan; and 15,000 shares issued under the Plan that meet the definition of "restricted securities" in Rule 144(a)(3) and were acquired prior to the date hereof.

(6)
The number of shares to be offered by Mr. Wicher is comprised of 60,000 shares underlying options granted under the Plan, 54,375 of which are exercisable within 60 days of September 7, 2005, and 7,500 shares acquired from time-to-time in connection with the exercise of stock options granted under the Plan issued under the Plan that meet the definition of "restricted securities" in Rule 144(a)(3) and were acquired prior to the date hereof.

(7)
The number of shares to be offered by Mr. Burgess is comprised of 12,500 shares issued under the Plan that meet the definition of "restricted securities" in Rule 144(a)(3) and were acquired prior to the date hereof.

(8)
The number of shares to be offered by Mr. Miller is comprised of 12,500 shares issued under the Plan that meet the definition of "restricted securities" in Rule 144(a)(3) and were acquired prior to the date hereof.

(9)
The number of shares to be offered by Mr. Boutsikaris is comprised of 12,500 shares issued under the Plan that meet the definition of "restricted securities" in Rule 144(a)(3) and were acquired prior to the date hereof.

(10)
The number of shares to be offered by Mr. Ruff is comprised of 8,200 shares underlying options granted under the Plan, 6,200 of which are exercisable within 60 days of September 7, 2005, and 625 shares acquired from time-to-time in connection with the exercise of stock options granted under the Plan.

(11)	The number of shares to be offered by Mr. Miner is comprised of 5,000 shares underlying options granted under the Plan, 3,250 of which are exercisable within 60 days of September 7, 2005.

(12)	The number of shares to be offered by Mr. Neal is comprised of 5,700 shares underlying options granted under the Plan, 3,950 of which are exercisable within 60 days of September 7, 2005.

(13)	The number of shares to be offered by Mr. Pelo is comprised of 40,000 shares underlying options granted under the Plan, 31,250 of which are exercisable within 60 days of September 7, 2005.

(14)	The number of shares to be offered by Mr. Shannon is comprised of 30,000 shares underlying options granted under the Plan, 21,250 of which are exercisable within 60 days of September 7, 2005.

(15)	The number of shares to be offered by Mr. Stonecipher is comprised of 10,000 shares underlying options granted under the Plan, 1,250 of which are exercisable within 60 days of September 7, 2005.

(16)	The number of shares to be offered by Mr. Washburn is comprised of 15,000 shares underlying options granted under the Plan, 7,500 of which are exercisable within 60 days of September 7, 2005.

PLAN OF DISTRIBUTION

The selling shareholders have not advised us of any specific plan for distribution of the shares offered hereby, but it is anticipated that the shares will be sold from time-to-time by the selling shareholders or by their pledgees, donees, transferees or other successors in interest. Such sales may be made over-the-counter on the Nasdaq National Market at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares may be sold by one or more of the following: (i) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (ii) purchases by a broker or dealer for its account pursuant to this prospectus; or (iii) ordinary brokerage transactions and transactions in which the broker solicits purchases. In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from the selling shareholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any commission received by them and any profit realized by them on the resales of shares as principals may be deemed underwriting compensation under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for the Company by Tonkon Torp LLP, Portland, Oregon. A member of Tonkon Torp LLP is the Assistant Secretary of the Company and owns 17,500 shares of the Company's common stock.

EXPERTS

The financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion on the financial statements and includes an explanatory paragraph referring to the adoption of the provisions of Emerging Issues Task Force Issue No. 03-06, Participating Securities and the Two-class Method under FASB Statement 128, and Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Part II, Item 6 of the Registration Statement on page 19 below, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Company with the SEC are incorporated by reference into this registration statement:

(a)	The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2004;

(b)	The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 2004, March 31, 2005, and June 30, 2005;

(c)
The Company's current reports on Form 8-K filed on November 4, 2004, November 10, 2004, January 27, 2005, February 14, 2005, March 9, 2005, March 30, 2005, April 5, 2005, April 28, 2005, June 13, 2005, June 20, 2005, July 28, 2005, and September 12, 2005; and

(d)
The description of common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on May 24, 1993 by which the Company's common stock was registered under Section 12 of the Exchange Act, and the description of common stock incorporated therein by reference to the Registration Statement on Form S-1 (Registration No. 333-6194) filed with the Commission on May 24, 1993, as amended by Amendment No. 1 filed with the Commission on July 2, 1993 and Amendment No. 2 filed with the Commission on July 13, 1993 and declared effective on July 15, 1993, under the caption "Description of Capital Stock" therein.

All documents filed by the Company subsequent to those listed above with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Nothing in this Registration Statement shall be deemed to incorporate by reference information furnished to but not filed with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Tonkon Torp LLP will issue an opinion as to the legality of the securities registered hereunder. A member of Tonkon Torp LLP is the Assistant Secretary of the Company and owns 17,500 shares of the Company's common stock.

Item 6.	Indemnification of Directors and Officers

The Oregon Business Corporation Act (the "Act") authorizes the indemnification of an officer or director made party to a proceeding because the officer or director is or was an officer or director against liability (including amounts paid in settlement) incurred in the proceeding and against expenses with respect to the proceeding (including attorney fees) if: (a) the conduct of the officer or director was in good faith, (b) the officer or director reasonably believed that his conduct was in the best interests of the corporation or at least not opposed to its best interests, (c) in the case of a criminal proceeding, the officer or director had no reasonable cause to believe his conduct was unlawful, (d) in the case of any proceeding by or in the right of the corporation, unless a court otherwise determines, if such officer or director shall not have been adjudged liable, and (e) in connection with any other proceeding charging improper personal benefit to the director or officer, unless a court otherwise determines, in which the director or officer was not adjudged liable on the basis that personal benefit was improperly received by the director or officer. The Company's Restated Articles of Incorporation, as amended, and Restated Bylaws, as amended, allow the Company to indemnify officers and directors to the fullest extent permissible by law.

The Act further provides that the articles of incorporation of a corporation may provide that no director shall be personally liable to a corporation or its shareholders for monetary damages for conduct as a director, except that such provision does not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) for any unlawful distribution as defined under the Act, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Restated Articles of Incorporation, as amended, provide that, to the fullest extent permissible by law, no director shall be personally liable to the Company or its shareholders for monetary damages.

The Company has entered into indemnification agreements with each director and certain officers that indemnify them to the full extent authorized or permitted by the Act.

The Company has purchased directors' and officers' liability insurance. Subject to conditions, limitations and exclusions in the policy, the insurance covers amounts required to be paid for a claim or claims made against directors and officers for any act, error, omission, misstatement, misleading statement or breach of duty by directors and officers in their capacity as directors and officers of the Company.

Item 7.	Exemption from Registration Claimed.

The restricted securities reoffered pursuant to this registration statement and the attached reoffer prospectus were issued in reliance on the exemption under Section 4(2) of the Securities Act. The recipients of restricted stock under the Plan each represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and instruments issued in such transactions. All recipients of stock options and restricted stock issued under the Plan had adequate access, through their relationship with the Company, to information about the Company.

Item 8.	Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walla Walla, State of Washington on September 23, 2005.

KEY TECHNOLOGY, INC.

By	/s/ Kirk W. Morton
Kirk W. Morton
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Kirk W. Morton his true and lawful attorney-in-fact and agent, with full power of substitution, for him in any and all capacities, to sign any and all registration statements on Form S-8 for the registration of the shares of common stock, no par value, of the Corporation to be issued pursuant to the 2003 Restated Employees' Stock Incentive Plan, and for the registration of the shares of common stock acquired by certain officers and directors of the Corporation pursuant to the exercise of stock options, and to sign any and all amendments or post-effective amendments to such registration statement, including amendments or supplements to the prospectus contained in any such registration statement and the addition or amendment of exhibits and other documents in connection therewith, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney and agent full power and authority to do any and all acts and things necessary or advisable in connection with such matters, and hereby ratifying and confirming all that the attorney and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacities	Date

/s/ Kirk W. Morton Kirk W. Morton	President, Chief Executive Officer and Director	September 23, 2005

/s/ Ronald W. Burgess Ronald W. Burgess	Senior Vice President and Chief Financial Officer	September 23, 2005

/s/ Thomas C. Madsen Thomas C. Madsen	Chairman and Director	September 23, 2005

/s/ Donald A. Washburn Donald A. Washburn	Director	September 23, 2005

/s/ Michael L. Shannon Michael L. Shannon	Director	September 23, 2005

/s/ John E. Pelo John E. Pelo	Director	September 23, 2005

/s/ Charles H. Stonecipher Charles H. Stonecipher	Director	September 23, 2005

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1
Restated Articles of Incorporation (filed as Exhibit 3.1 to the Registration Statement on Form S-1 (Registration No. 33-63194) filed with the Securities and Exchange Commission on May 24, 1993 and incorporated herein by reference).

4.2	Restated Bylaws dated February 7, 2001 (filed as Exhibit 3.2 to the Form 10-Q filed with the Securities and Exchange Commission on May 15, 2002 and incorporated herein by reference).

10.1
2003 Restated Employees' Stock Incentive Plan (incorporated by reference to Appendix A to the Proxy Statement for the 2004 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 5, 2004).

5.1	Opinion of Tonkon Torp LLP

23.1	Consent of Deloitte & Touche LLP, Independent Auditors(1)

23.2	Consent of Tonkon Torp LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature pages of this registration statement)

(1)    On March 25, 2005, the Audit Committee of the Board of Directors appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2005 and dismissed Deloitte & Touche LLP as the Company’s auditors for the 2005 fiscal year. Deloitte & Touche LLP completed its engagement as the Company’s auditors for the 2004 fiscal year.